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EXHIBIT 10(Q)
                                   AMENDMENT NO. 3
                            TO LOAN AND SECURITY AGREEMENT


This Amendment dated as of December 20, 1995, is entered into by and between Pico Macom, Inc., a Delaware corporation ("Debtor"), and Marine Midland Business Loans, Inc., a Delaware corporation ("Secured Party"), with reference to the following facts:

                                       RECITALS

A. Secured Party is extending various secured financial accommodations to Debtor upon the terms of that certain Loan and Security Agreement dated as of May 25, 1994, as amended (the "Loan Agreement").

B. Debtor and Secured Party desire to amend the Loan Agreement upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and for the other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each party hereto, Debtor and Secured Party hereby agree as follows:

1. DEFINED TERMS. Unless otherwise specified herein, any capitalized terms defined in the Loan Agreement shall have the same respective meanings as used herein.

2. MAXIMUM BORROWING CAPACITY. With respect to the definition of "Borrowing Capacity" in Section 1.1 of the Loan Agreement and Item 1(A) of the Schedule thereto, the maximum Borrowing Capacity shall be increased from $10,000,000.00 to $11,000,000.00.

3. INVENTORY SUB-LINE. With respect to Item 1(B)(ii) of the Schedule to the Loan Agreement, the sub-line for Advances against Eligible Inventory shall be increased from $4,500,000.00 to $5,500,000.00.

4. FINANCIAL COVENANTS. With respect to Section 10.15 of the Loan Agreement and Item 26 of the Schedule thereto, Debtor shall maintain the following levels of financial performance:

     (a) Net Working Capital of not less than $3,500,000.00 at all times after the date of this Amendment;

     (b) Working Capital Ratio of not less than 1.30:1 at all times after the date of this Amendment;

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     (c)  Tangible Net Worth of not less than $4,000,000.00 at all times after the date of this Amendment;

     (d) Debt to Tangible Net Worth ratio of not more than 3.0:1 after the date of this Amendment; and

     (e) Net Income After Taxes of not less than $750,000.00 during each fiscal year ending on or after December 31, 1995.

5. TERM. With respect to Section 13.13(a) of the Loan Agreement and Item 35 of the schedule thereto, the term thereof is hereby extended to December 31, 1996, and shall be automatically renewed for successive annual terms, subject to the termination provisions set forth therein.

6. REPRESENTATIONS AND WARRANTIES. Debtor reaffirms that the representations and warranties made to Secured Party in the Loan Agreement and other Transaction Documents are true and correct in all material respects as of the date of this Amendment as though made as of such date and after giving effect to this Amendment. In addition, Debtor makes the following representations and warranties to Secured Party, which shall survive the execution of this Amendment:

     (a) The execution, delivery and performance of this Amendment are within Debtor's powers, have been duly authorized by all necessary actions, have received all necessary governmental approvals, if any, and do not contravene any law or any contractual restrictions binding on Debtor.

     (b) This Amendment is the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the rights or creditors generally.

     (c) No event has occurred and is continuing, or would result from the execution, delivery and/or performance of this Amendment, which constitutes an Event of Default under the Loan Agreement or any other of the Transaction Documents, or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

7. CONTINUING EFFECT OF LOAN DOCUMENTS. To the extent of any inconsistencies between the terms of this Amendment and the Loan Agreement, this Amendment shall govern. In all other respects, the Loan Agreement and other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

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8.   REFERENCES.  Upon the effectiveness of this Amendment, each reference in any Transaction Document to "the Agreement", "hereunder", "herein", or of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

9. GOVERNING LAWS. This Amendment, upon becoming effective, shall be deemed to be a contract made under, governed by, and subject to, and shall be construed in accordance with, the internal laws of the State of California.

10. CONDITIONS PRECEDENT. This Amendment shall become effective when, and only when, Secured Party shall have received a counterpart of this Amendment duly executed by Debtor and acknowledged by the guarantor indicated hereinbelow, together with such other documents, instruments or agreements as Secured Party or its legal counsel may reasonably request.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Amendment as of the date first set forth above, to become effective in the manner set forth above.

                                       PICO MACOM, INC.


                                       By     Joseph T. Kingsley
                                            ----------------------------------

                                       Title  V.P. Finance
                                            ----------------------------------


                                       MARINE MIDLAND BUSINESS LOANS, INC.


                                       By     William Field
                                            ----------------------------------

                                       Title  Vice President
                                            ----------------------------------

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